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                                                                   EXHIBIT 10.8

                            LEASE AMENDING AGREEMENT

         THIS AGREEMENT is dated the 15th day of September, 1989.

BETWEEN:

                           GUARSEL PARTNERSHIP

                           (hereinafter called the "Landlord")

                                                              OF THE FIRST PART;
                           - and -

                           GEAC CANADA LIMITED

                           (hereinafter called the "Tenant")

                                                             OF THE SECOND PART.


     WHEREAS by a lease dated the 28th day of February, 1989 (the "Lease"), the Landlord leased to the Tenant for and during a term (the "Term") of ten (10) years commencing on the 1st day of May, 1989, certain premises, (the "Leased Premises"), comprising a Rentable Area of twenty-five thousand two hundred and eighty-six (25,286) square feet as more particularly described and delineated in the Lease located in the building (the "Building") situate in Markham Corporate Campus and municipally known as 11 Allstate Parkway, Markham, Ontario.

     AND WHEREAS the Landlord and the Tenant have agreed to amend the Lease in accordance with the terms and conditions hereinafter set forth.

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of TWO DOLLARS ($2.00) now paid by each of the parties to the other (the receipt and sufficiency of which are hereby acknowledged), and other mutual covenants and agreements, the parties do hereby agree as follows:

1. The parties hereby acknowledge, confirm and agree that the foregoing recitals are true in substance and in fact.

2. The Tenant desires to use certain basement level storage area in the Building and in this respect the Lease is amended as of the 1st day of July, 1989 (the "Effective Date"), as follows:

     (a)  New Section 1.01A is added to the Lease in the following form:

          "SECTION 1.01A    STORAGE AREA

          The use and occupation by the Tenant of the Leased Premises includes the use of certain storage area (the "Storage Area") in the basement level of the Building in an area designated by the Landlord comprising approximately Three Hundred and
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                                      -2-


          Ninety-Three (393) square feet, for a period commencing on the 1st day of July, 1989, and expiring on the last day of the Term of this Lease including any renewals (the "Storage Term") in accordance with the provisions of Schedule "J" annexed to this lease and only for the purpose of storage of those items permitted under Schedule "J"."

     (b) Schedule "J" attached to this Agreement is hereby attached to and forms part of the Lease as Schedule "J".

3. It is understood and agreed that the Landlord's execution of this Agreement is subject to the condition that any and all costs, including all legal and administration costs, incurred by the Landlord with respect to this Agreement shall be borne entirely by the Tenant and the Tenant hereby covenants to promptly indemnify and save harmless the Landlord from and against any and all costs so incurred.

4. The parties confirm that in all other respects, the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement. It is understood and agreed that all terms and expressions when used in this Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

5. This Agreement shall enure to the benefit of and be binding upon the Parties hereto, the successors and assigns of the Landlord and the permitted successors and permitted assigns of the Tenant.

     IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written, by affixing their respective corporate seals under the hands of their proper signing officers duly authorized in that behalf or by setting their respective hands and seals in their personal capacity, as the case may be.

                               )   GUARSEL PARTNERSHIP
                               )                       (Landlord)
                               )
                               )   Per:          "GUARSEL PARTNERSHIP"
                               )       -----------------------------------------
                               )
                               )
                               )   Per:
                               )       -----------------------------------------
                               )
                               )
                               )
                               )   GEAC CANADA LIMITED
                               )                      (Tenant)
                               )
                               )   Per:            "LINDA LONG"
                               )       -----------------------------------------
                               )
                               )
                               )   Per:
                                       -----------------------------------------

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                                  SCHEDULE "J"

TENANT:        GEAC CANADA LIMITED

STORE NO:      SITE 220

DATE:          JULY 28, 1989

                                  STORAGE AREA

1. The use and occupation by the Tenant of the Leased Premises includes (except as qualified herein), a license to use certain storage area (the "Storage Area"), for the period commencing on the lst day of July, 1989, and expiring on the last day of the initial Term of this Lease including any renewals (the "Storage Term"), containing approximately three hundred and ninety-three (393) square feet in a location designated by the Landlord, solely for the purpose of storage of those items permitted to be used in the Leased Premises pursuant to this Lease. The Tenant covenants and agrees that the Storage Area is to be used only for the purpose as aforesaid and in no event shall the Tenant suffer or permit the storage of any perishable items or items that constitute a danger of explosion, leakage or fire. The Landlord reserves the right to prohibit the storage of any items at its sole discretion. It is understood and agreed that the Storage Area does not form part of the Leased Premises, but the Storage Area and the Tenant's use of the Storage Area are subject to such of the terms, obligations and conditions contained in the Lease as the Landlord considers applicable from time to time and without limitation, the provisions of the Lease set out in Articles III, VI, VII, VIII, XI, XIII and XIV are applicable to the Storage Area mutatis mutandis.

2. Notwithstanding anything in Paragraph 1 hereof, the landlord has the right on thirty (30) days' prior written notice to terminate the Tenant's right to the use of the Storage Area if (i) the Lease is terminated, or (ii) the Tenant is in default with respect to the provisions of this Schedule "J".

3. The Tenant shall, throughout the Storage Term, pay to the Landlord from and after July 1, 1989, at its head office or at such other place designated by the Landlord, in Canadian funds, without demand and without deduction or set-off whatsoever, for the use of the storage Area a fee of Two Thousand, Nine Hundred and Forty-Seven Dollars and Fifty Cents ($2,947.50) per annum, payable in equal consecutive monthly instalments of Two Hundred and Forty-Five Dollars and Sixty-Two Cents ($245.62) each in advance on the first day of each calendar month of each Rental Year, based upon an annual rate of Seven Dollars and Fifty Cents ($7.50) per square foot, of the area of the Storage Area. The foregoing fee will be prorated on a daily basis for any fractional month period at the beginning or the end of the Storage Area Term.

4. If the Landlord elects to have the area of the Storage Area measured or calculated by the Architect, the Architect shall provide a certificate as to the area of the Storage Area measured or calculated in accordance with Schedule "D" of the Lease. Such certificate shall form part of the Lease and the area of the Storage Area as so certified will pertain for all purposes instead of the area indicated in Section 1.01A of the Lease and Paragraph 1 of this Schedule "J" during and in respect of the period commencing on the first day of the month following the date of the certificate and ending when the Tenant's right to use the Storage Area terminates.